UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 27, 2011, IDT Corporation (the “Registrant”) filed a Form 15 with the Securities and Exchange Commission (“SEC”) with respect to its Common Stock, par value $0.01 per share (“Common Stock”), thereby, voluntarily terminating its registration and suspending its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to its Common Stock.

As a result of filing the Form 15, the Registrant will no longer be required to file annual and quarterly reports with the SEC with respect to its Common Stock. The deregistration and suspension of its reporting obligations under the Exchange Act with respect to its Common Stock will become effective within 90 days after filing the Form 15 with the SEC.

The deregistration is the last step in the Registrant’s previously disclosed efforts to simplify its capital structure.  The Registrant requested that the New York Stock Exchange (“NYSE”) submit a Form 25 with the SEC providing notification of the delisting of its Common Stock from the NYSE.  The Form 25 was filed on April 13, 2011 and the delisting became fully effective ten days later on April 23, 2011.

The Registrant’s Class B Common Stock will remain listed on the NYSE under its existing “IDT” ticker symbol and will be the Registrant’s only publicly traded class of stock.  By virtue of the ownership and NYSE-listing of its Class B Common Stock, the Registrant will remain subject to the reporting obligations under the Exchange Act with respect to its Class B Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chairman and Chief Executive Officer

Dated: April 27, 2011